                                                                    Exhibit 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent certified public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 1998, relating to the financial statements B.N. Technology, Inc. dba Internet Communications, which appears in the registration statement on Form S-1 (SEC File No 333-74403) of Interliant, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ Frankel, Lodgen, Locher, Golditch, Sardi & Howard


Encino, California
July 15, 1999